EXHIBIT 99.8


                              musicmaker.com, Inc.
                        c/o Barington Capital Group, L.P.
                               888 Seventh Avenue
                                   17th Floor
                            New York, New York 10019



                                                 December 18, 2001


VIA FEDERAL EXPRESS
-------------------
Robert G. Flynn, Secretary
Gerald W. Kearby, President and Chief Executive Officer
Liquid Audio, Inc.
800 Chesapeake Drive
Redwood City, California 94063

Robert G. Flynn, Secretary
Gerald W. Kearby, President and Chief Executive Officer
Liquid Audio, Inc.
c/o The Corporation Trust Company
1209 Orange Street
Wilmington, DE 19801


                             Notice to the Secretary
                             -----------------------


Dear Mr. Flynn and Mr. Kearby:

      The undersigned, which is the holder of record of an aggregate of 1,000 shares of common stock, par value $.001 per share (the "Common Stock"), of Liquid Audio, Inc., a Delaware corporation (the "Company"), pursuant to Section
2.5 of Article II of the Company's Restated Bylaws (the "Bylaws"), hereby notifies the Company as follows:

      1. The undersigned intends to nominate Seymour Holtzman and James A. Mitarotonda as directors to fill the two seats on the Company's Board of Directors (the "Board") stated by the Company to be currently held by individuals designated as Class III directors or whose terms expire at the Company's 2002 Annual Meeting (the "Annual Meeting").

      2. The undersigned proposes that the Board adopt resolutions declaring the following amendments to the Company's Restated Certificate of Incorporation advisable and that such amendments be submitted to the stockholders entitled to vote thereon for consideration at the Annual Meeting, and intends to propose to be brought before the Annual Meeting a proposal, subject to such action of the Board as may be required therefor, as follows:

            A. To amend Article IX of the Company's Restated Certificate of Incorporation (the "Restated Charter") to eliminate the classification of the Board (the "Classified Board") and provide that all directors be elected annually and to permit directors to be removed with or without cause by the Company's stockholders.

            B. To amend Article XI of the Restated Charter to remove the prohibition against stockholder action without a meeting by written consent.

            C. To amend Article XI of the Restated Charter to remove the requirement of a vote of 66 2/3% of the voting securities of the Company to amend, repeal or modify the specified provisions of the Restated Charter or the Bylaws.

      3. The undersigned intends to propose to be brought before the Annual Meeting a proposal that, subject to the action described in Paragraph 2 above, to such extent as may be required therefor, Section 3.2 of Article III of the Bylaws be amended to eliminate the Classified Board and provide that all directors be elected annually and to permit directors to be removed with or without cause by the Company's stockholders.

      4. The undersigned intends to propose to be brought before the Annual Meeting a proposal that Section 2.3 of Article II of the Bylaws (which has been interpreted by the present management of the Company not to provide for special meetings of stockholders to be called by stockholders) be amended, addressing any apparent error, ambiguity or inconsistency therein, to clearly state that a special meeting of the stockholders may be called by any holder of record of stock of the Company entitled to vote at such meeting.

      5. The undersigned intends to propose to be brought before the Annual Meeting a proposal that Section 3.4 of Article III of the Bylaws be amended to provide that vacancies on the Board and newly created directorships may not be filled by the directors but may only be filled by the stockholders.

      6. The undersigned intends to propose to be brought before the Annual Meeting a proposal that the Board rescind the Company's "shareholder rights plan" or "poison pill" which has the effect of restricting any entity from acquiring more than 15% of the Common Stock without prior approval of the Board.

     7. That, pursuant to Section 220 of the Delaware General Corporation Law (the "DGCL"), the undersigned hereby demands that it be given the opportunity to inspect, during the Company's usual business hours, the following records and documents of the Company and to make copies or extracts therefrom:

            A. A complete record or list of the Company's stockholders certified by its transfer agent, which record or list sets forth the name and address of each stockholder of the Company and the number of shares of Common Stock registered in the name of each stockholder of the Company as of the most recent practicable date.

            B. A magnetic computer tape list of the Company's stockholders as of the most recent practicable date, which sets forth the name and address of each stockholder and the number of shares of Common Stock registered in the name of each stockholder, together with any computer processing information that may be relevant to the use of such computer tape, and a printout of such magnetic computer tape for verification purposes.

            C. All information in or which comes into the Company's possession or control, or which can reasonably be obtained from nominees of any central certificate depository system, concerning the number and identity of the actual beneficial owners of Common Stock, including a list of all owners who hold Common Stock in the name of Cede & Co. or other similar nominees and any respondent bank listings obtained pursuant to the requirements of Rule 14b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a list or lists containing the name, address, and number of shares of Common Stock attributable to participants in any employee stock ownership, incentive, profit sharing, savings, retirement, stock option, stock purchase, restricted stock or other comparable plan of the Company in which the voting of shares held by such plan is made, directly or indirectly, individually or collectively, by participants in such plan.

            D.    As promptly as  practicable,  any and all omnibus  proxies and
                  correspondent   participant   listings  with  respect  to  all
                  nominees and respondent banks which are currently in effect.

            E. All lists, tapes and other data in or which come into the possession or control of the Company, or which can reasonably be obtained pursuant to Rules 14b-1 and 14b-2 promulgated under the Exchange Act, which sets forth the name and address of, and the number of shares owned by, each beneficial owner of Common Stock who has not objected to having his or her name disclosed (the "non-objecting beneficial owners" or "NOBO" list).

            F. A "stop transfer" list or stop list relating to the shares of Common Stock.

            G. All additions, changes and corrections to any of the information requested pursuant to paragraphs A through F from the date hereof until the undersigned requests termination of the transmission of such materials.

      The purpose of this demand is to permit the undersigned to communicate with other stockholders of the Company on matters relating to their interests as stockholders, including but not limited to, subject to compliance with applicable law, the composition of the Board and the proposals set forth above.

      The undersigned agrees to bear the reasonable costs incurred by the Company in connection with the production of the requested materials.

      The undersigned hereby designates Kramer Levin Naftalis & Frankel LLP and its partners, employees and other persons designated by it acting together, singly or in any combination, to conduct the requested examination and copying of materials.

      Please advise Peter G. Smith of Kramer Levin  Naftalis & Frankel LLP (Tel:
212-715-9401) as to the time and place that the requested information will be made available in accordance with this demand. As you are no doubt aware, the DGCL requires your response to our requests in subsections A through F of Paragraph 7 within five business days of the date of this letter.

      Pursuant to Section 2.5 of Article II of the Bylaws, the undersigned hereby sets forth the following:

            (a) The stockholder intending to make the nominations and propose the business set forth herein is musicmaker.com, Inc.

            (b) The address of musicmaker.com, Inc. is c/o Barington Capital Group, L.P., 888 Seventh Avenue, 17th Floor, New York, New York 10019.

            (c) We hereby represent that musicmaker.com, Inc. is a holder of record of the Common Stock entitled to vote at the Annual Meeting.

            (d) musicmaker.com, Inc. intends to appear in person at the Annual Meeting to nominate the persons specified herein.

            (e) Information regarding each nominee and proposals 2 through 6 which complies with Sections 2.5(c) and (d) of Article II of the Bylaws is set forth in Exhibits A through H attached hereto.

            (f) Each nominee's consent to his nomination to serve as a director of the Company if so elected is included as Annex A.

      An affidavit  relating to this notice and  stockholder  demand pursuant to
Section 220 of the DGCL has been attached to this letter.

      We trust that this notice complies in all respects with the Bylaws and applicable law. If the Company believes this notice is incomplete or otherwise deficient in any respect, please contact us immediately so that any alleged deficiencies may be promptly addressed.

      The undersigned trusts that the Board will recognize the interests of all stockholders in the timely scheduling of the Annual Meeting and hold the Annual Meeting as promptly as possible and, in any event, no later than the anniversary of the Company's 2001 Annual Meeting, and will not impose on the Company and its stockholders the expense and other consequences of an attempt to delay the Annual Meeting or the need for action by a court to compel an annual meeting in accordance with Delaware law.

      Please acknowledge receipt of this letter and the enclosures by signing and dating the enclosed copy of this letter and returning the same to the undersigned in the enclosed envelope.


                                      Very truly yours,

                                      musicmaker.com, Inc.



                                      By:  /s/ James A. Mitarotonda
                                          ----------------------------
                                           James A. Mitarotonda
                                           President and Chief Executive Officer



RECEIPT ACKNOWLEDGED ON
December __, 2001
LIQUID AUDIO, INC.


By:
    ---------------------------
      Name:
      Title:

                                    AFFIDAVIT


STATE OF NEW YORK       )
                        )         ss.
COUNTY OF NEW YORK      )


        James A. Mitarotonda, on behalf of musicmaker.com, Inc., having been duly sworn, deposes and says that he has executed the stockholder demand to which this Affidavit is attached on behalf of musicmaker.com, Inc. and that the facts and statements contained in such demand are true and correct in all material respects.


/s/ James A. Mitarotonda
------------------------
James A. Mitarotonda


SWORN TO AND SUBSCRIBED BEFORE ME
THIS ____ DAY OF DECEMBER, 2001




--------------------------------------
Notary Public

                                                                       EXHIBIT A



Seymour Holtzman
----------------

Mr. Holtzman was the founder and Chief Executive Officer of Jewelcor, Inc., a former New York Stock Exchange Company that operated a nationwide chain of retail stores. In addition, from 1986 to 1988, Mr. Holtzman was concomitantly the Chairman of the Board and Chief Executive Officer of Gruen Marketing Corporation, an American Stock Exchange company involved in the international distribution of watches. During the last five years, Mr. Holtzman has been the Chairman and Chief Executive Officer of Jewelcor Management, Inc., which is primarily involved in investment and management services; C.D. Peacock, Inc., a prominent Chicago, Illinois retail jewelry establishment; and S.A. Peck & Company, a retail and mail order jewelry company based in Chicago, Illinois. Mr. Holtzman is currently the Chairman of the Board of three public companies - Designs, Inc., Little Switzerland, Inc. and musicmaker.com, Inc. In addition, Mr. Holtzman is on the Board of Directors of Ambanc Holding Co., Inc., the holding company for Mohawk Community Bank and was recently elected to be a director of Northeast Pennsylvania Corp. Mr. Holtzman is a well-known shareholder activist who specializes in the banking industry and retail industry. He has been an investor in banks and savings and loans since 1972.

                                                                       EXHIBIT B



James A. Mitarotonda
--------------------

Mr. Mitarotonda, age 47, is President, Chief Executive Officer and a director of musicmaker.com, Inc. Mr. Mitarotonda is also Chairman of the Board, President and Chief Executive Officer of LNA Capital Corp., the general partner of Barington Capital Group, L.P., an investment firm founded in November 1991. In May 1988, Mr. Mitarotonda co-founded Commonwealth Associates, an investment banking, brokerage and securities trading firm. Mr. Mitarotonda served as Chairman of the Board and Co-Chief Executive Officer of JMJ Management Company Inc., the general partner of Commonwealth, and in such capacities was responsible for corporate finance, and establishing the framework for the day-to-day operation of the firm. From December 1984 to May 1988, Mr. Mitarotonda was employed by D.H. Blair & Co., Inc., an investment bank, brokerage and securities trading firm.

From July 1981 to November 1984, Mr. Mitarotonda was employed by Citibank, N.A. in an executive capacity having management responsibility for two of Citibank's business banking branches. In September 1984, he became Regional Director of Citibank's Home Equity Financing and Credit Services. From February 1979 to July 1981, Mr. Mitarotonda was employed at Bloomingdale's where he began his career as a management trainee and held positions of assistant department manager and branch department manager.

Mr. Mitarotonda graduated from the New York University Graduate School of Business Administration with a Master of Business Administration degree and from Queens College with a Bachelor of Arts degree with honors in Economics.

                                                                       EXHIBIT C


                                 PROPOSAL 2A & 3

           AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION
                      AND THE RESTATED BYLAWS TO ELIMINATE
                 THE CLASSIFICATION OF THE BOARD OF DIRECTORS


      We believe that the Restated Charter, and related Bylaws, should be amended to eliminate the Classified Board and to provide for the annual election of all directors. If the proposed amendments are approved, the Classified Board will be eliminated and thereafter all directors will be elected for one-year terms at each annual meeting of stockholders.

      Pursuant to the Restated Charter and the Bylaws, the Board is divided into three classes with staggered three-year terms and not more than one class of directors is elected at any annual meeting of stockholders. The proposed amendments to the Restated Charter and Bylaws would eliminate the Classified Board, as described below, and provide for the annual election of all directors.

      We believe that the Classified Board limits the ability of the Company's stockholders to elect directors and to exercise influence over the Company. Therefore, we believe that it is in the best interests of the Company and its stockholders to eliminate the Classified Board, thereby permitting the Company's stockholders to elect all members of the Board annually. We further believe that elimination of the Classified Board will promote greater accountability of each director to all stockholders of the Company and will allow the Company's stockholders an opportunity annually to register their views on the collective performance of the Board and the performance of each director individually. In addition, we believe that the Classified Board should be eliminated because of what we believe to be a negative perception among many potential investors and investor groups concerning classified boards in general.

      Section 141(d) of the DGCL requires that a corporation desiring to classify its board of directors must expressly provide for such classification in either its certificate of incorporation or its by-laws. The deletion of the provisions of Article IX of the Restated Charter and Section 3.2 of Article III of the Bylaws relating to the Classified Board is intended to remove any express provision for a Classified Board, thereby eliminating the Classified Board in its entirety. If the Classified Board is eliminated, the DGCL provides that any director or the entire board of directors of a corporation may be removed, with or without cause, by the holders of a majority of the shares of a corporation's capital stock entitled to vote for the election of directors.

      If Proposal 2A and 3 are approved, and such action of the Board as may be required therefor is taken as proposed, the Company will file a certificate of amendment to the Restated Charter with the Secretary of State of the State of Delaware reflecting the changes resulting from the amendment, such changes to become effective on the filing thereof, and, consistent therewith, Section 3.2 of Article III of the Bylaws will be amended to remove the provision that the directors be divided into three classes.

                                                                       EXHIBIT D


                                   PROPOSAL 2B

            AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
             TO REMOVE THE PROHIBITION AGAINST STOCKHOLDER ACTION
                      WITHOUT A MEETING BY WRITTEN CONSENT


      We believe that the Restated Charter should be amended to eliminate the requirement that stockholder action be taken at a meeting. If the proposed amendment is approved, the requirement that stockholder action be taken at a meeting will be eliminated and any future action that currently must be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a written consent setting forth the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize the action at a meeting at which all the shares entitled to vote on the action were present and voted.

      Section 228 of the DGCL states that unless a corporation's certificate of incorporation provides otherwise, any action required to be taken, or any action that may be taken, at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote if a written consent setting forth the action to be taken is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize the action at a meeting at which all the shares entitled to vote thereon were present and voted. Article XI of the Restated Charter presently provides that stockholders of the Company may not take action by written consent, but must take any actions at a duly called annual or special meeting. The deletion of the provisions of Article XI of the Restated Charter relating to the requirement that stockholder action be taken at a meeting is intended to remove any express provisions therein requiring that stockholder action be taken at a meeting, with the effect under Section 228 of the DCL of permitting stockholder action by written consent.

      We believe that the delay and unnecessary expense involved in holding such meetings is unwarranted if the holders of a sufficient number of votes to adopt the proposed action are in favor of such action. Accordingly, we now propose to amend the Restated Charter to permit stockholders to take action by written consent in lieu of a meeting.

      If Proposal 2B is approved, and such action of the Board as may be required therefor is taken as proposed, we expect that the Company will file a certificate of amendment to the Restated Charter with the Secretary of State of the State of Delaware reflecting the deletion of the first sentence of Article XI of the Restated Charter, such deletion to become effective on the filing thereof.

                                                                       EXHIBIT E


                                   PROPOSAL 2C

            AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
               TO REMOVE THE SUPER-MAJORITY VOTING REQUIREMENT


      We believe that the Restated Charter should be amended to eliminate the requirement of a vote of 66 2/3% of the voting securities to amend, repeal or modify specified provisions of the Restated Charter or Bylaws. If the proposed amendment is approved, the amendment, repeal or modification of certain individual provisions of the Restated Charter and Bylaws specified in Article XI of the Restated Charter will no longer require the affirmative vote of 66 2/3% of the voting securities of the Company.

      Section 216(2) of the DGCL states that in the absence of such specification in the certificate of incorporation or bylaws of the Company, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting entitled to vote on the subject matter shall be the act of the stockholders. The second sentence of Article XI of the Restated Charter presently provides that the affirmative vote of 66 2/3% of the then outstanding voting securities of the Company, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article IX, Article X or Article XII of the Restated Certificate or Sections 2.3 (Special Meeting), 2.4 (Notice of Stockholders' Meeting), 2.5 (Advanced Notice of Stockholder Nominees and
Stockholder Business), 2.10 (Voting), 2.12 (Stockholder Action by Written Consent Without a Meeting), or 3.2 (Number of Directors) of the Company's Restated Bylaws. The elimination of the second sentence of Article XI of the Restated Charter relating to the requirement of the affirmative vote of 66 2/3% of the voting securities to amend, repeal or modify the above-referenced provisions of the Restated Charter and the Bylaws is intended to remove any requirement that calls for stockholder action by more than the affirmative vote of a majority of the stockholders present or represented at a stockholder meeting, as provided by Section 216(2) of the DCL.

      We believe that the second sentence of Article XI of the Restated Charter, as currently in effect, substantially disenfranchises the stockholders of the Company. We further believe that this super-majority provision denies an opportunity for stockholder action to reflect the concerns and views of a majority of stockholders and further entrenches management, thus reducing the accountability of the Board and the rest of management. If the second sentence of Article XI of the Restated Charter is eliminated in its entirety, all matters submitted to stockholders, other than the election of directors, will thereafter be decided by an affirmative vote of a majority of shares present in person or represented by proxy at the meeting entitled to vote on the subject matter.

      If Proposal 2C is approved, and such action of the Board as may be required therefor is taken as proposed, we expect that the Company will file a certificate of amendment to the Restated Charter with the Secretary of State of the State of Delaware reflecting the deletion of the second sentence of Article XI of the Restated Charter, such deletion to become effective on the filing thereof.

                                                                       EXHIBIT F


                                   PROPOSAL 4

       AMENDMENT TO SECTION 2.3 OF ARTICLE II OF THE BYLAWS TO CLEARLY
         ALLOW FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE CALLED BY
                 ANY HOLDER OF RECORD OF STOCK OF THE COMPANY


      We believe that the Bylaws should be amended to address any apparent error, ambiguity, or inconsistency therein, and to clearly state that a special meeting of the stockholders may be called by any holder of record of stock of the Company entitled to vote at such meeting.

      The Bylaws of the Company as publicly filed with the SEC presently contain in the first sentence of Section 2.3 a provision stating that a special meeting of the stockholders may be called at any time by the Board, or by the Chairman of the Board, or by the Chief Executive Officer, or by the President. That provision is immediately followed by a provision in the second sentence of
Section 2.3 contemplating that a meeting may also be called in an alternative fashion, with language which we believe is found in Bylaw provisions providing for the calling of special meetings by other persons such as stockholders, stating that if a special meeting is called by any person or persons other than the Board, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President or the Secretary of the Company. The present management of the Company has taken the position that the Bylaws do not provide for a special meeting to be called by stockholders. Management apparently believes that the first sentence of Section
2.3 (which appears to us to be erroneous or incomplete) permits only the Board, the Chairman of the Board, the President, or the Chief Executive Officer to call a meeting, an interpretation which appears to us to be inconsistent on its face with the second sentence of Section 2.3, which provides for persons calling a special meeting (other than the Board) to do so by notice (delivered in a very precisely described manner) to the Chairman of the Board, the President or the Secretary. Such a detailed notice provision would be meaningless if, as management appears to claim, the only people who were entitled to give such notice were the same people to whom such notices must be delivered.

      Given management's position, we believe that Section 2.3 of Article II of the Bylaws is, at a minimum, ambiguous and inconsistent, and probably erroneous. Notwithstanding any interpretation of this Bylaw provision, we believe that
Section 2.3 of Article II should be amended to clearly state that a special meeting may be called by any holder of record of stock of the Company entitled to vote at such meeting.

      Section 211(d) of the DGCL states that special meetings of the stockholders may be called by the Board or such other person or persons as may be authorized by the certificate of incorporation or the bylaws. We believe that amending Section 2.3 of Article II of the Bylaws to clearly give the stockholders the right to call a special meeting will provide the stockholders with a means to promptly address any legitimate concerns they may have regarding the Company and their investment, and their interests as stockholders. In addition, we believe that such a provision will promote greater accountability to all stockholders of the Company on the part of each director and the rest of management.

      If Proposal 4 is approved, the first and second sentences of Section 2.3 of Article II of the Bylaws will be deleted in their entirety and replaced with the following:

      "A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the chief executive officer, or by the president, or by any stockholder of record entitled to vote at such meeting. If a special meeting is called, the person calling the meeting shall submit the request, specifying the time of such meeting and the general nature of the business proposed to be transacted, such request to be delivered personally, or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president or the secretary of the corporation. No business may be transacted at such special meeting other than such business specified in the request. The officer receiving the request shall cause notice to be given to the stockholders entitled to vote at such meeting, in accordance with the provisions of Section 2.4 of this Article II, that a special meeting be held at the time requested by such person(s) calling the meeting, provided that such meeting is not less that ten (10) or more than sixty (60) days after receipt of the request."

                                                                       EXHIBIT G


                                   PROPOSAL 5

       AMENDMENT TO SECTION 3.4 OF ARTICLE III OF THE BYLAWS TO REMOVE THE PROVISION THAT PERMITS THE BOARD OF DIRECTORS TO FILL VACANCIES
                 ON THE BOARD AND NEWLY CREATED DIRECTORSHIPS


      We believe that the Bylaws should be amended to provide that vacancies on the Board and newly created directorships may not be filled by the Board. If the proposed amendment is approved, vacancies on the Board and newly created vacancies will only be filled by action by the stockholders.

      The first paragraph of Section 3.4 of Article III of the Bylaws provides that, when one or more directors resigns from the Board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies. The Bylaws also provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by the stockholders may be filled by a majority of the directors then in office. In addition, the Bylaws state that whenever the holders of any class of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or series thereof then in office. The proposed amendment to Section 3.4 of the Bylaws would eliminate the Board's power to fill all vacancies and newly created directorships and vest such power in the stockholders.

      Section 223(a)(1) of the DGCL provides that unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office. In addition,
Section 223(a)(2) of the DGCL provides that unless otherwise provided in the certificate of incorporation or bylaws, whenever the holders of a class or classes of stock or series thereof are entitled to elect 1 or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office. We believe that vesting the power to fill vacancies and newly created directorships in the Board can have the effect of reducing the Board's accountability and further weakening the stockholders' voice in the Company's affairs and control over their investments. We also believe that vesting such power in the Board may further entrench management and diminish the Board's accountability.

      If Proposal 5 is approved, the text of Section 3.4 of Article III of the Bylaws will be deleted in its entirety and replaced with the following:

      "Any director may resign at any time upon written notice to the attention of the Secretary of the corporation. When one more directors shall resign from the board of directors, effective at a future date, such vacancy may only be filled by the stockholders entitled to vote thereon.

      (a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may only be filled by a majority of the stockholders entitled to vote thereon.

      (b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may only be filled by a majority of the stockholders entitled to vote thereon.

      If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer, or any stockholder, or any executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder may call a special meeting of the stockholders in accordance with the provisions of the certificate of incorporation or bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in
      Section 211 of Delaware General Corporation Law."

                                                                       EXHIBIT H


                                   PROPOSAL 6

 RESCIND THE "SHAREHOLDER RIGHTS PLAN" OR "POISON PILL" WHICH HAS THE EFFECT
   OF RESTRICTING ANY ENTITY FROM ACQUIRING MORE THAN 15% OF THE COMPANY'S
            OUTSTANDING COMMON STOCK WITHOUT PRIOR BOARD APPROVAL


      We believe that the "shareholder rights plan" or "poison pill" which has the effect of restricting any entity from acquiring more than 15% of the Company's outstanding Common Stock without prior Board approval should be rescinded. If the proposed rescission is approved, the rights previously issued to the stockholders of the Company, which entitle such stockholders to purchase shares as provided in the "shareholder rights plan" or "poison pill", will be cancelled and will no longer be an impediment to the acquisition of more than 15% of the Company's outstanding Common Stock without prior approval of the Board.

      We believe that the "shareholder rights plan" or "poison pill" frustrates the rights of each individual stockholder to decide whether or not to sell his or her shares to a third party and to thereby realize the value of his or her investment in the Company. Given the procedures set forth in the plan, for example, a third party cannot simply offer to purchase all or a substantial number of the shares of the Common Stock in a tender offer directed to stockholders. If the plan were rescinded, an offeror could, for example, make an offer directly to the stockholders and each stockholder could determine individually whether or not to tender shares to the offeror. We believe that rescission of the plan could increase the range of transactions presented to the Company and potentially available to stockholders and contribute to maximizing stockholder value.

      If Proposal 6 is approved, and acted upon by the Board, we expect that the Company will rescind the "shareholder rights plan" or "poison pill."

                                                                         ANNEX A


                             Consent for Nomination


      I, Seymour Holtzman, hereby consent to my nomination as a director of Liquid Audio, Inc. and agree to serve as a director of Liquid Audio, Inc., if elected.


                                                /s/ Seymour Holtzman
                                                --------------------
                                                Seymour Holtzman

                             Consent for Nomination


      I, James A. Mitarotonda, hereby consent to my nomination as a director of Liquid Audio, Inc. and agree to serve as a director of Liquid Audio, Inc., if elected.


                                                /s/ James A. Mitarotonda
                                                ------------------------
                                                James A. Mitarotonda

                                      -2-